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                                                                    EXHIBIT 23.2


              Consent of Independent Certified Public Accountants


The Board of Directors
Encompass Services Corporation:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG LLP

Houston, Texas
August 17, 2001